Exhibit 99.1

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(IN THOUSANDS)

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for OncoCyte	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,451	$(12,674)	(a)	$17,777
Available for sale securities	903	-		903
Trade accounts and grants receivable, net	1,604	-		1,604
Accounts receivable from OncoCyte	-	2,256	(a)	2,256
Landlord receivable	115	-		115
Prepaid expenses and other current assets	2,079	(191)	(a)	1,888
Total current assets	35,152			24,543

Equity method investment in OncoCyte, at fair value	-	71,170	(b)	71,170
Deferred tax assets	-	-	(c)	-
Property, plant and equipment, net and construction in progress	4,726	(475)	(a)	4,251
Deferred license fees	145	-		145
Deposits and other long-term assets	1,011	(54)	(a)	957
Equity method investment in Asterias Biotherapeutics, Inc., at fair value	92,210	-		92,210
Equity method investment in Ascendance Biotechnology, Inc.	3,482	-		3,482
Intangible assets, net	10,848	(1,049)	(a)	9,799
TOTAL ASSETS	$147,574			$206,557

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,176	$(1,539)	(a)	$5,637
Capital lease liability, current portion	173	(173)	(a)	-
Promissory notes, current portion	95	-		95
Related party convertible debt, net of discount, current	357	-		357
Deferred license and subscription revenue, current portion	537	-		537
Total current liabilities	8,338			6,626

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	385	-		385
Deferred rent liabilities, net of current portion	46	-		46
Lease liability	1,348	-		1,348
Related party convertible debt, net of discount	954	-		954
Promissory notes, net of current portion, and other liabilities	262	(211)	(a)	51
Deferred tax liability related to the OncoCyte Deconsolidation	-	12,671	(c)	12,671
TOTAL LIABILITIES	11,333			22,081

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding	-	-		-
Common shares, no par value, 150,000 shares authorized; 103,392 shares issued and 102,772 shares outstanding actual; 103,392 shares issued and outstanding pro forma, as of September 30, 2016	313,506	(474)	(a)	313,032
Accumulated other comprehensive loss	(690)	-		(690)
Accumulated deficit	(190,534)	55,823	(e)	(134,711)
Treasury stock at cost: 620 shares actual and no shares pro-forma as of September 30, 2016	(2,891)	2,891	(d)	-
BioTime, Inc. shareholders' equity	119,391			177,631

Non-controlling interest	16,850	(10,005)	(a)	6,845
Total shareholders' equity	136,241			184,476

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$147,574			$206,557

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
IN THOUSANDS, EXCEPT PER SHARE DATA

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for Asterias (1)	Pro Forma Adjustments for OncoCyte	Notes	Pro Forma
REVENUES:
Grant income	$3,346	$(2,247)	$-	(f)	$1,099
Royalties from product sales and license fees	463	(107)	-	(f)	356
Subscription and advertisement revenues	700	-	-		700
Sale of research products and services	331	-	-		331
Total revenues	4,840	(2,354)	-		2,486
Cost of sales	(378)	53	-	(f)	(325)
Gross Profit	4,462	(2,301)	-		2,161
OPERATING EXPENSES:
Research and development	29,093	(8,684)	(4,246)	(g)	16,163
General and administrative	23,083	(7,561)	(3,800)	(g)	11,722
Total operating expenses	52,176	(16,245)	(8,046)		27,885
Loss from operations	(47,714)	13,944	8,046		(25,724)
OTHER INCOME/(EXPENSES):
Gain on equity method investment in Asterias Biotherapeutics, Inc. at fair value	26,532	-	-		26,532
Gain on deconsolidation of Asterias Biotherapeutics, Inc.	49,048	-	-		49,048
Other income/(expense), net	(1,505)	208	19	(h)	(1,278)
Total other income/(expense), net	74,075	208	19		74,302
INCOME BEFORE INCOME TAX BENEFIT	26,361	14,152	8,065		48,578
Deferred income tax benefit	-	-	-		-
NET INCOME	26,361	14,152	8,065		48,578
Net loss attributable to non-controlling interest	12,286	(5,720)	(3,718)	(j)	2,848
NET INCOME ATTRIBUTABLE TO BIOTIME, INC. COMMON SHAREHOLDERS	$38,647	$8,432	$4,347		$51,426
NET INCOME PER COMMON SHARE:

BASIC	$0.40				$0.54
DILUTED	$0.39				$0.52
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	95,484				96,104
DILUTED	99,073				99,073

(1)	For the period January 1, 2016 through May 12, 2016, the date immediately preceding the Asterias Deconsolidation.

BIOTIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
IN THOUSANDS, EXCEPT PER SHARE DATA

	BioTime, Inc. Consolidated, as Reported	Pro Forma Adjustments for Asterias	Pro Forma Adjustments for OncoCyte	Notes	Pro Forma
REVENUES:
Grant income	$4,502	$(3,007)	$-	(f)	$1,495
Royalties from product sales and license fees	719	(535)	-	(f)	184
Subscription and advertisement revenues	1,357	-	-		1,357
Sale of research products and services	458	(40)	-	(f)	418
Total revenues	7,036	(3,582)	-		3,454
Cost of sales	(1,107)	268	-	(f)	(839)
Gross Profit	5,929	(3,314)	-		2,615
OPERATING EXPENSES:
Research and development	42,604	(17,321)	(4,527)	(g)	20,756
General and administrative	29,134	(7,901)	(4,191)	(g)	17,042
Total operating expenses	71,738	(25,222)	(8,718)		37,798
Loss from operations	(65,809)	21,908	8,718		(35,183)
OTHER INCOME/(EXPENSES):
Gain on investment	3,694	-	-		3,694
Other income/(expenses), net	(535)	347	17	(h)	(171)
Total other income, net	3,159	347	17		3,523
LOSS BEFORE INCOME TAX BENEFIT	(62,650)	22,255	8,735		(31,660)
Deferred income tax benefit	4,516	(4,516)	-	(i)	-
NET LOSS	(58,134)	17,739	8,735		(31,660)
Net loss attributable to non-controlling interest	11,143	(5,553)	(2,030)	(j)	3,560
NET LOSS ATTRIBUTABLE TO BIOTIME, INC.	(46,991)	12,186	6,705		(28,100)
Dividends on preferred shares	(415)	-	-		(415)
NET LOSS ATTRIBUTABLE TO BIOTIME, INC. COMMON SHAREHOLDERS	$(47,406)	$12,186	$6,705		$(28,515)
NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.59)				$(0.35)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC AND DILUTED	79,711				80,331

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(a)
This adjustment reflects the deconsolidation of the assets and liabilities attributable to OncoCyte, including our carrying value of our noncontrolling interest in OncoCyte, as of September 30, 2016, due to a loss of control of OncoCyte that occurred on February 17, 2017 in accordance with ASC 810-10-40-4(c).

The adjustment also includes the accounts receivable BioTime has from OncoCyte, as of September 30, 2016, for shared services provided to OncoCyte, pursuant to the Shared Services and Facilities Agreement with OncoCyte, which was eliminated as an intercompany balance in consolidation by BioTime.

This adjustment also reflects the equity impact of the OncoCyte Deconsolidation, as of September 30, 2016, on certain intercompany transactions and balances previously eliminated in consolidation.

(b)
This adjustment reflects the fair value of our retained noncontrolling investment in OncoCyte on February 17, 2017.  This amount was determined by multiplying the 14.7 million shares of OncoCyte common stock we held as of February 17, 2017, by the $4.85 per share closing price of OncoCyte common stock on the NYSE: MKT on that date. We will account for our retained noncontrolling investment in OncoCyte using the equity method of accounting and plan to elect the fair value option under ASC 825-10, with subsequent changes in the fair value of our investment in OncoCyte recorded in our consolidated statements of operations included in other income and expenses, net.

(c)
The OncoCyte Deconsolidation does not create an income tax payment obligation and does not result in the use of any BioTime net operating losses.  For financial reporting purposes, this adjustment reflects an approximate $12.7 million net deferred tax liability in connection with the OncoCyte Deconsolidation, computed based on our estimated statutory tax rate of 40%, in accordance with ASC 740, Income Taxes. The net deferred tax liability also reflects the full release of the valuation allowance we have on our deferred tax assets, estimated as of September 30, 2016, since the deferred tax liability on our investment in Asterias Biotherapeutics, Inc. at fair value, combined with the estimated deferred tax liability generated by the fair value of our retained noncontrolling investment in OncoCyte, are considered to be sources of taxable income as prescribed by ASC 740-10-30-17 that will more likely than not result in the realization of our deferred tax assets, thereby reducing the need for a valuation allowance. See footnote (e).

(d)
This adjustment reflects the carrying value of our treasury stock, which represents our shares held by OncoCyte as of September 30, 2016. These shares will continue to be held by OncoCyte as outstanding BioTime common stock.

(e)
This adjustment reflects the estimated, net of tax, pro forma gain of approximately $55.8 million arising from the OncoCyte Deconsolidation on February 17, 2017, due to a loss of control of OncoCyte on that date.  This pro forma estimated, net of tax, gain was computed in accordance with ASC 810-10-40-5, as the difference between (i) the aggregate fair value of our retained noncontrolling investment in OncoCyte on February 17, 2017 and the carrying amount of our noncontrolling interest in OncoCyte as of September 30, 2016, and (ii) the carrying amount of OncoCyte’s assets and liabilities as of September 30, 2016. The actual gain on deconsolidation, including the impact of income taxes, will be determined using the fair value of our retained noncontrolling interest in OncoCyte on February 17, 2017 and, based on the actual carrying amounts of OncoCyte assets and liabilities, including the actual carrying amount of our noncontrolling interest in OncoCyte and our deferred tax assets and liabilities, as of February 17, 2017, the date of the OncoCyte Deconsolidation. We are not able to estimate the actual gain or the actual income tax impact on this gain, until we determine the actual balances of our carrying amounts, as applicable, as of February 17, 2017, which will be completed during the first quarter ending March 31, 2017. The actual gain, including related income taxes, may differ materially from the pro forma estimated, net of tax, gain shown herein.

This pro forma estimated, net of tax, gain has not been reflected in the pro forma condensed combined statements of operations because it is considered to be nonrecurring in nature.

The computation of the pro forma estimated, net of tax, gain was computed as follows (in thousands):

(i)	Retained noncontrolling investment in OncoCyte, at fair value, as of February 17, 2017	$71,170
	Carrying amount of BioTime noncontrolling interest in OncoCyte at September 30, 2016	10,005
		81,175	(i)
(ii)	Carrying amount of OncoCyte assets and liabilities as of September 30, 2016:
	Carrying amount of OncoCyte assets	16,860
	Less: Carrying amount of OncoCyte liabilities	4,179
	Net assets of OncoCyte as of September 30, 2016	12,681	(ii)

(iii)	Pro forma estimated gain on deconsolidation of OncoCyte before income taxes	68,494	(i) - (ii)
	Deferred pro forma tax provision on deconsolidation of OncoCyte	(12,671)
	Pro forma estimated gain on deconsolidation of OncoCyte, net of taxes	$55,823

(f)
This adjustment reflects the deconsolidation of revenues and cost of sales attributable to Asterias and OncoCyte, if applicable.  For Asterias, for the nine months ended September 30, 2016, the adjustment reflects the amounts related to Asterias revenues and cost of sales that were included in BioTime’s consolidated statements of operations during the period January 1, 2016 through May 12, 2016, the date immediately before the Asterias Deconsolidation.

(g)
This adjustment reflects the deconsolidation of operating expenses attributable to OncoCyte and Asterias.  For Asterias, for the nine months ended September 30, 2016, the adjustment reflects the amounts related to Asterias operating expenses that were included in BioTime’s consolidated statements of operations during the period January 1, 2016 through May 12, 2016, the date immediately before the Asterias Deconsolidation.

(h)
This adjustment reflects the deconsolidation of other income and expenses, net, attributable to Asterias and OncoCyte. For Asterias, for the nine months ended September 30, 2016, the adjustment reflects the amounts related to Asterias other income and expenses, net, that were included in BioTime’s consolidated statements of operations during the period January 1, 2016 through May 12, 2016, the date immediately before the Asterias Deconsolidation.

(i)
This adjustment reflects the estimated pro forma income tax effect of the pro-forma adjustments. The tax effect of the pro forma adjustments was calculated using our historical statutory rates in effect for the periods presented, as applicable.

(j)	This adjustment reflects the deconsolidation of the net loss attributable to noncontrolling interests of Asterias and OncoCyte.